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                                                                    EXHIBIT 5.1


                             BASS, BERRY & SIMS PLC
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                                ATTORNEYS AT LAW

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
        KNOXVILLE OFFICE                                                             DOWNTOWN OFFICE:
900 SOUTH GAY STREET, SUITE 1700                  REPLY TO:                           AMSOUTH CENTER
      KNOXVILLE, TN 37902                       AMSOUTH CENTER               315 DEADERICK STREET, SUITE 2700
         (865) 521-6200                315 DEADERICK STREET, SUITE 2700          NASHVILLE, TN 37238-3001
                                           NASHVILLE, TN 37238-3001                   (615) 742-6200
         MEMPHIS OFFICE                         (615) 742-6200
   THE TOWER AT PEABODY PLACE                                                       MUSIC ROW OFFICE:
  100 PEABODY PLACE, SUITE 950                WWW.BASSBERRY.COM                    29 MUSIC SQUARE EAST
     MEMPHIS, TN 38103-2625                                                      NASHVILLE, TN 37203-4322
         (901) 543-5900                                                               (615) 255-6161
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                                 April 20, 2005


Pinnacle Financial Partners, Inc.
211 Commerce Street, Suite 300
Nashville, Tennessee 37201

         RE:      REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We have acted as your counsel in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") relating to the Company's 2004 Equity Incentive Plan, as amended (the "Plan"), to be filed by you with the Securities and Exchange Commission, covering 250,000 additional shares of common stock, $1.00 par value (the "Shares"), issuable pursuant to the Plan.

         In so acting, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinion hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified or photostatic copies.

         Based upon the foregoing, we are of the opinion that the Shares, when issued pursuant to and in accordance with the Plan, will be duly and validly issued, fully paid and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement.


                                        Very truly yours,

                                        /s/ Bass, Berry & Sims PLC